Exhibit 99.1

RLJ ENTERTAINMENT REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2013

SILVER SPRING, MD – November 7, 2013 – RLJ Entertainment Inc., (“RLJ Entertainment” or “the Company”) (NASDAQ: RLJE), today reported results for the third quarter ended September 30, 2013. Full detail of the financial results as well as Management Discussion and Analysis, or MD&A, can be found in the Company’s Form 10-Q filed with the SEC.

RLJ Entertainment is a leading creator, owner and distributor of media content across digital, broadcast and physical platforms. The Company leverages its branding expertise, access to content and direct to consumer skills to optimize the value of its programs for distinct audiences. RLJ Entertainment was formed in October 2012 through the business combination of RLJ Acquisition, Inc., Image Entertainment, Inc. and Acorn Media Group, Inc.

RLJ Entertainment is focused on driving growth through the development of interest-based entertainment services for targeted audiences in niche genres including British drama and mystery, urban, action/thriller, and fitness, by using new technologies to deliver that content to consumers.

Robert L. Johnson, Chairman of RLJ Entertainment stated, “The business continued to perform on plan this quarter and I am pleased to see the results of management’s focus on driving greater efficiencies across all areas of the business. With a capital reallocation strategy that will more effectively maximize the Company’s cash flow combined with strategic cost savings, the business is well positioned to execute on its strategic growth plan and to build shareholder value.”

GAAP Financial Results

The financial results for the three and nine months ended September 30, 2013 reflect the operating activities of RLJ Entertainment and its subsidiaries (referred to as the “successor” period). The results for the three and nine months ended September 30, 2012 reflect the operations of only the Acorn Media and its subsidiaries (referred to as the “predecessor” period). The comparative discussion below for these periods is based on Generally Accepted Accounting Principles in the United States (or U.S. GAAP) and the results for the 2012 predecessor periods are not indicative of, or comparable to, results for the 2013 successor periods.

The Company has included in this release an extensive discussion and presentation of pro forma information in order to assist investors’ understanding of the Company’s ability to generate cash and grow and meet its financial commitments. The Company will not necessarily present this same level of disclosure on an ongoing basis.

GAAP Financial Results

Based on the consolidated financial statements as presented in the Company’s Form 10-Q for the three months ended September 30, 2013, net revenue increased $12.2 million to $32.7 million. Net revenue for the nine months ended September 30, 2013 increased $49.9 million to $107.3 million.

Net loss for the three months ended September 30, 2013 totaled $8.5 million, compared to net loss of $482,000 for the three months ended September 30, 2012. For the nine months ended September 30, 2013, net loss totaled $29.0 million, compared to net loss of $194,000 for the nine months ended September 30, 2012.

Miguel Penella, Chief Executive Officer of RLJ Entertainment, commented:

“I am pleased with the direction of the business in the third quarter as we continued to strengthen our content investment strategy through capital reallocation and securing additional cost savings. These initiatives led to year over year EBITDA growth, even on a lower base of revenue, underscoring the efficiencies that we are driving in the business. Going forward, I am confident that we are making the right decisions to establish a solid video entertainment platform and distribution strategy that positions the business for long term growth.”

Proforma Financial Results

The Company is presenting financial information for the three and nine month’s ended September 30, 2013 and pro forma financial information for three and nine months ended September 30, 2012 due to the closing of the business combination among RLJ Entertainment, Image Entertainment and Acorn Media on October 3, 2012. Unaudited pro forma financial information reflects the 2012 operating results of RLJ Entertainment as if Image Entertainment and Acorn Media were acquired as of the beginning of 2012. These combined results are not necessarily indicative of the results that may have been achieved had the combined companies been combined as of such date or period, or of RLJ Entertainment’s future operating results.

For the three months ended September 30, 2013, RLJ Entertainment net revenue declined $6.4 million to $32.7 million compared to pro forma net revenue of $39.1 million for the three months ended September 30, 2012. The decrease in revenue was primarily driven by a decrease in the Company’s wholesale distribution segment as follows: (i) the timing release of one high-profile title (“The Tall Man”) released in 2012 with no equivalent release in 2013 (the Company has three high-profile titles releasing in the fourth quarter of 2013 consisting of “The Colony,” “Paradise” and “Doc Martin 6”), (ii) a significant reduction in rebates and sales return reserves in 2012 that did not repeat in the same quarter of the current year, and (iii) higher than expected returns from a former U.S. distribution partner, which was terminated in the second quarter of 2013, and from the Company’s Canadian distributor.

Partially offsetting the declines in revenue for the three months ended September 30, 2013 was growth in both the Company’s direct-to-consumer segment, which increased 7.7% or $549,000 for the quarter, and the Company’s UK wholesale distribution business, which increased 12.6% or $283,000. The Company experienced growth in its proprietary network, Acorn TV. As of October 31, 2013, the pay subscribers for Acorn TV have grown by 100% to over 40,000 compared to December 2012.

For the nine months ended September 30, 2013, RLJ Entertainment net revenue declined $13.8 million to $107.3 million compared to pro forma net revenue of $121.2 million for the nine months ended September 30, 2012. The decline was driven by a decrease in the Company’s wholesale distribution segment, primarily within the US market, due to: (i) the full release of five high-profile releases in 2012 (“The Double,” “All Things Fall Apart,” “Beneath the Darkness,” “The Tall Man,” and “Doc Martin 5”) versus only two high-profile releases in 2013 year-to-date (“The Numbers Station” and “Day of the “Falcon”), (ii) a significant reduction in rebates and sales return reserves in 2012 that did not repeat in the current year, and (iii) higher than expected sales returns from a former distributor and from the Company’s Canadian distributor. These declines were partially offset by solid growth in both our direct-to-consumer segment, which increased 9.6% or $2.1 million for the nine months ended, and our UK wholesale distribution business, which grew $7.3 or $546,000 year-to-date versus the same period for the prior year. The Company experienced growth in its proprietary network, Acorn TV. Acorn TV contributed $485,000 in increased revenues for the nine months ended September 2013.

Adjusted EBITDA increased $8.3 million to $3.7 million for the three months ended September 30, 2013, compared to the same period in 2012. The increase in Adjusted EBITDA for the three months ended September 30, 2013, is primarily attributable to reduced expenditures for investments in content. In 2012, the Company made significant expenditures related to its production of Foyle’s War 8, which was released in the first quarter of 2013. The Company is now just starting preproduction for Foyle’s War 9.

Adjusted EBITDA decreased $5.3 million to $1.2 million for the nine months ended September 30, 2013, as compared to the prior year period. The decline in Adjusted EBITDA for the nine months ended September 30, 2013 primarily relates to significant charges recorded by the Company in COGS related to the early termination of a multi-year content output arrangement with a content supplier in the second quarter of 2013. The impact of this management decision contributed to the total inventory impairment of $6.2 million recognized during the nine months ended September 2013.

Adjusted EBITDA is a non-GAAP financial measure. See below for a reconciliation to U.S. GAAP.

RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premier independent licensee and distributor of entertainment content and programming in North America, the United Kingdom and Australia with over 5,300 exclusive titles. RLJE is a leader in numerous genres via its owned and distributed brands such as Acorn (British TV), Image (stand-up comedy, feature films), One Village (urban), Acacia (fitness), Slingshot (faith), Athena (educational), Criterion (art films) and Madacy (gift sets). These titles are distributed in multiple formats including DVD, Blu-Ray, digital download, digital streaming, broadcast television (including satellite and cable), theatrical and non-theatrical.

Via its relationship with Agatha Christie Limited, a company that RLJE owns 64% of, RLJE manages the intellectual property and publishing rights to some of the greatest works of mystery fiction, including stories of the iconic sleuths Miss Marple and Poirot. And through its direct-to-consumer business, RLJE has direct contacts and billing relationships with millions of consumers.

RLJE leverages its management experience to acquire, distribute, and monetize existing and original content for its many distribution channels, including its nascent branded digital subscription channels, and engages distinct audiences with programming that appeals directly to their unique viewing interests. RLJE has proprietary e-commerce web sites for the Acorn and Acacia brands, and owns the recently launched Acorn TV digital subscription service.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, EBITDA, performance, strategies, prospects and other aspects of the business of RLJ Entertainment is based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) RLJ Entertainment’s ability to integrate the businesses of Image Entertainment, Inc. and Acorn Media Group, Inc.; (2) the inability of RLJ Entertainment to fully realize the anticipated benefits of the business combination with Image Entertainment, Inc. and Acorn Media Group, Inc. or such benefits taking longer to realize than expected; (3) the ability of RLJ Entertainment’s officers and directors to generate a number of potential investment opportunities; (4) RLJ Entertainment’s ability to maintain relationships with customers, employees, suppliers and lessors; (5) the loss of key personnel; (6) delays in the release of new titles or other content; (7) the effects of disruptions in RLJ Entertainment’s supply chain; (8) the limited liquidity and trading of RLJ Entertainment’s public securities; (9) RLJ Entertainment’s financial performance, including the ability of RLJ Entertainment to achieve revenue growth and EBITDA margins or realize synergies; (10) the possibility that RLJ Entertainment may be adversely affected by other economic, business, and/or competitive factors; (11) the need for additional capital and the availability of financing; (12) technological changes; (13) pricing and availability of products and services; (14) demand for RLJ Entertainment’s products and services; (15) the ability to leverage and monetize content; and (16) other risks and uncertainties indicated from time to time in filings with the SEC by RLJ Entertainment.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Sloane & Company
Erica Bartsch, 212-446-1875
ebartsch@sloanepr.com

Traci Otey Blunt, 240-744-7858
The RLJ Companies
press@rljcompanies.com

# # #

RLJ ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
September 30, 2013 and December 31, 2012

	Successor
(In thousands, except share data)	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$2,630	$4,739
Accounts receivable, net	12,148	20,484
Inventories, net	16,718	23,029
Investments in content, net	36,600	30,981
Prepaid expenses and other assets	3,097	1,938
Total current assets	71,193	81,171
Noncurrent portion of accounts receivable	3,250	4,127
Noncurrent portion of investments in content	46,441	58,816
Property, equipment and improvements, net	1,576	1,800
Equity investment in affiliates	24,269	25,449
Other intangible assets	20,144	23,883
Goodwill	47,066	47,382
Total assets	$213,939	$242,628
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,322	$30,590
Accrued royalties and distribution fees	38,491	32,658
Deferred revenue	5,747	4,339
Current portion of long term debt	15,040	4,000
Total current liabilities	82,600	71,587
Long term portion of debt, less debt discount	63,858	78,323
Deferred tax liability	350	350
Stock warrant liability	7,406	4,324
Total liabilities	154,214	154,584
Equity:
Common stock, $0.001 par value, 250 million shares authorized, 13,700,862 and 13,377,546 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	13	13
Additional paid-in capital	86,596	86,133
Retained earnings (deficit)	(27,267)	1,743
Accumulated other comprehensive gain	383	155
Total equity	59,725	88,044
Total liabilities and equity	$213,939	$242,628

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

For the Three and Nine Months Ended September 30, 2013 and 2012

	Successor		Predecessor
(In thousands, except per share data)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2012

Revenue	$32,741	$107,333	$20,568	$57,447
Cost of sales	24,747	88,627	12,149	31,633
Gross profit	7,994	18,706	8,419	25,814

Selling expenses	6,397	18,046	4,388	11,063
General and administrative expenses	4,560	16,827	4,955	14,607
Depreciation and amortization	1,388	4,308	137	398
Total selling, general and administrative expenses	12,345	39,181	9,480	26,068
LOSS FROM OPERATIONS	(4,351)	(20,475)	(1,061)	(254)

Equity earnings of affiliates	1,364	2,924	462	983
Interest expense, net	(2,019)	(6,027)	(261)	(838)
Other income (expense)	(2,832)	(3,751)	501	118
Total other income (expense)	(3,487)	(6,854)	702	263
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(7,838)	(27,329)	(359)	9
Provision for income taxes	670	1,681	123	203
NET LOSS	(8,508)	(29,010)	(482)	(194)
Less (net income) loss attributable to noncontrolling interests	—	—	13	(43)
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	$(8,508)	$(29,010)	$(469)	$(237)
Net loss per common share:

Unrestricted common stock:
Basic and diluted	$(0.62)	$(2.15)	$(0.46)	$(0.23)
Restricted common stock:
Basic and diluted	$(0.62)	$(2.15)	$—	$—

Unrestricted weighted average shares outstanding:
Basic and diluted	13,340	13,340	1,023	1,023
Restricted weighted average shares outstanding:
Basic and diluted	292	127	—	—

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(unaudited)

For the Three and Nine Months Ended September 30, 2013 and 2012

	Successor		Predecessor
(In thousands)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2012

NET LOSS:
Net loss	$(8,508)	$(29,010)	$(482)	$(194)
Other comprehensive income (loss):
Foreign currency translation gain	803	228	151	295
Total comprehensive income (loss)	(7,705)	(28,782)	(331)	101
Less: comprehensive income (loss) attributable to noncontrolling interests:
Share of net income (loss)	—	—	(13)	43
Share of foreign currency translation gain	—	—	42	37
Comprehensive income attributable to noncontrolling interest	—	—	29	80
Comprehensive income (loss) attributable to common shareholders	$(7,705)	$(28,782)	$(360)	$21

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF EQUITY
(unaudited)

For the Nine Months Ended September 30, 2013 (Successor)

	Common Stock
(In thousands)	Shares	Par Value	Additional Paid-in Capital	Stockholder Notes Receivable	Retained Earnings (Deficit)	Accumulated Other Comprehensive Gain	Treasury Stock	Non-controlling Interests	Total Equity
Balance at January 1, 2013	13,378	$13	$86,133	$—	$1,743	$155	$—	$—	$88,044
Issuance of restricted common stock for services	323	—	—	—	—	—	—	—	—
Stock-based compensation	—	—	463	—	—	—	—	—	463
Foreign currency translation	—	—	—	—	—	228	—	—	228
Net loss	—	—	—	—	(29,010)	—	—	—	(29,010)
Balance at September 30, 2013	13,701	$13	$86,596	$—	$(27,267)	$383	$—	$—	$59,725

For the Nine Months Ended September 30, 2012 (Predecessor)

	Common Stock
(In thousands)	Shares	Par Value	Additional Paid-in Capital	Stockholder Notes Receivable	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Non-controlling Interests	Total Equity
Balance at January 1, 2012	1,023	$10	$4,451	$(684)	$26,295	$(421)	$(583)	$759	$29,827
Stock-based compensation	—	—	373	—	—	—	—	—	373
Foreign currency translation	—	—	—	—	—	258	—	37	295
Net income	—	—	—	—	(237)	—	—	43	(194)
Stockholders’ Distributions	—	—	—	—	(4,879)	—	—	(265)	(5,144)
Balance at September 30, 2012	1,023	$10	$4,834	$(684)	$21,179	$(163)	$(583)	$574	$25,157

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

For the Nine Months Ended September 30, 2013 and 2012

(In thousands)	Successor	Predecessor
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,010)	$(194)
Adjustments to reconcile net loss to net cash:
Equity earnings in affiliates	(2,924)	(983)
Amortization of content, including impairments	50,535	11,412
Depreciation and amortization	510	339
Amortization of intangible assets	3,798	59
Foreign currency exchange loss/(gain)	706	(310)
Fair value adjustment of stock warrant liability	3,082	—
Noncash interest expense	750	—
Stock-based compensation expense	463	373
Changes in assets and liabilities:
Accounts receivable, net	9,151	3,487
Inventories, net	6,308	(244)
Investment in content, net	(38,276)	(18,935)
Prepaid expenses and other assets	(361)	(1,137)
Accounts payable and accrued liabilities	(7,617)	877
Deferred revenue	1,403	—
Net cash used in operating activities	(1,482)	(5,256)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(350)	(505)
Acquisition of affiliate	—	(21,871)
Dividends received from affiliate	4,005	2,682
Net cash provided by (used in) investing activities	3,655	(19,694)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	10,398	6,167
Repayments of borrowings under revolving credit facility	(3,000)	—
Proceeds from debt	191	27,511
Repayment of debt	(11,452)	(3,502)
Distributions to stockholders	—	(5,144)
Net cash provided by (used in) financing activities	(3,863)	25,032
Effect of exchange rate changes on cash	(419)	(198)
NET DECREASE IN CASH:	(2,109)	(116)
Cash at beginning of period	4,739	1,625
Cash at end of period	$2,630	$1,509
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$4,183	$659
Income taxes	$539	$727

RLJ ENTERTAINMENT, INC.

Unaudited pro forma financial information reflects the operating results of RLJE as if Image and Acorn Media were acquired as of the periods indicated. These combined results are not necessarily indicative of the results that may have been achieved had the combined companies been combined as of such dates or periods, or of our future operating results.

Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material noncash items that allows investors to analyze the operating performance of the business using the same metric management uses. The exclusion of noncash items better reflects our ability to make investments in the business and meet obligations. Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. The Company uses this measure to assess operating results and performance of its business, perform analytical comparisons, identify strategies to improve performance and allocate resources to its business segments. While management considers Adjusted EBITDA to be important measures of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

The following unaudited pro forma financial information for the three and nine months ended September 30, 2013 and 2012 reflects the operating results of RLJE as if Image and Acorn Media were acquired as of January 1, 2012. The unaudited pro forma financial information does not include adjustments for Business Combination transaction costs and severance incurred and other one-time expenses, nor does it include adjustments for synergies. These combined results are not necessarily indicative of the results that may have been achieved had the companies been combined as of such historical dates or periods, or of RLJE’s future operating results.

PROFORMA INCOME STATEMENT
(unaudited)

For the Three and Nine Months Ended September 30, 2013 and 2012

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2013	2012	2013	2012
	Actual	Proforma (1)	Actual	Proforma (1)
Revenues	$32,741	$39,152	$107,333	$121,161
Costs of sales	24,747	27,007	88,627	85,206
Gross profit	7,994	12,145	18,706	35,955
Selling, general and administrative expenses	12,345	16,202	39,181	45,961
Loss from operations	(4,351)	(4,057)	(20,475)	(10,006)
Equity earnings of affiliates	1,364	294	2,924	1,318
Interest expense, net	(2,019)	(1,938)	(6,027)	(5,814)
Other income (expense)	(2,832)	675	(3,751)	2,450
Provision for income taxes	(670)	(123)	(1,681)	(46)
Net loss	$(8,508)	$(5,149)	$(29,010)	$(12,098)

Adjusted EBITDA	$3,717	$(4,547)	$1,179	$6,503

Notes to the Proforma Income Statement Table:
(1) An adjustment for interest expense has been made to the prior year three and nine month ended September 30, 2012 as if the existing debt was in place throughout the period.

The following table includes the reconciliation of our consolidated Adjusted EBITDA to consolidated U.S. GAAP net loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2013	2012	2013	2012
	Actual	Proforma	Actual	Proforma

Net loss	$(8,508)	$(5,149)	$(29,010)	$(12,098)

Amortization of content	13,947	15,513	50,535	49,508
Cash investment in content	(10,346)	(21,756)	(38,276)	(50,163)
Depreciation and amortization	1,388	1,413	4,308	4,246
Interest expense	2,019	1,938	6,027	5,814
Provision for income tax	670	123	1,681	46
Transactions costs and severance	351	2,901	2,369	7,786
Warrant liability fair value adjustment	3,884	—	3,082	—
Stock-based compensation	312	470	463	1,364
Adjusted EBITDA	$3,717	$(4,547)	$1,179	$6,503